EX-33.4
(logo) NEWPORT
       MANAGEMENT CORPORATION


ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Newport Management Corporation (the "Asserting Party") provides this assessment of compliance with respect to its performance of functions for the Applicable Servicing Criteria, as specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission, in regards to the loans selected in the Platform for the following Period.

Platform: Pools of loans for which Aurora Loan Services, LLC (Aurora) acted as the servicer pursuant to the applicable transaction agreements, underlying publicly and/or privately-issued residential mortgage-backed securities that were issued on or after January 1, 2006 (collectively, "Eligible Securitization Transactions", as identified in Schedule A attached hereto), on which escrow payments were disbursed in 2008, specifically Item 1122(d)(4)(xi), only as it relates to the "Applicable Servicing Criteria" described below, and as disclosed by Aurora to the Asserting Party.

Period: As of and for the year ended December 31, 2008.

Applicable Servicing Criteria: the servicing criterion which applies to the functions performed by the Asserting Party is set forth in Section 229.1122
(d)(4)(xi)("Applicable Servicing Criteria"). With respect to the Applicable Servicing Criteria, the Asserting Party performs the following limited function:

1. Disburses escrowed insurance payments to insurance carriers on or before the applicable expiration date.

With respect to the Platform, and with respect to the Period, the Asserting Party provides the following assessment of its compliance in respect of the Applicable Servicing Criteria (as defined above):

1. The Asserting Party is responsible for assessing its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

2. The Asserting Party has assessed its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

3. Other than as identified on Schedule B attached hereto, as of and for the Period, the Asserting Party was in material compliance with respect to the functions it performs for the Applicable Servicing Criteria.

PWC, LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Asserting Party's foregoing assessment of compliance as of and for the year ended December 31, 2008.


NEWPORT MANAGEMENT CORPORATION
By: /s/ Mark Ulmer
Mark Ulmer

Its: Executive Vice President

Dated: February 26, 2009


3349 Michelson Drive, Suite 200, Irvine, CA 92612-8893
949.222.8000 * www.balboainsurance.co


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SCHEDULE A

ELIGIBLE SECURITIZATION TRANSACTIONS


Investor ID
620
958
A26
B10
B60
B64
B65
B66
C01
C03
C04
C05
C06
C08
C09
C11
C12
C14
C15
C16
C18
C21
C24
C25
C29
C30
C33
C35
C37
C38
C39
C42
C44
C46
C47
C48
C49
C53
C55
C56
C57

(page)

C60
C61
C62
C63
C64
C65
C69
C71
C72
C77
C80
C83
C87
C88
C90
C91
C92
C93
C94
C95
C97
C98
E02
E04
E05
E06
E08
E10
E11
E12
E14
E15
E16
E19
E20
E21
E22
E23
E24
E25
E26
E28
E31
E32
E33
E36
E37

(page)

E38
E41
E42
E43
E44
E47
E48
E49
E52
E55
E56
E58
E63
E67
E68
E71
E72
E74
E76
E77
E79
E80
E81
E84
E87
E89
E90
E92
E93
E94
E96
E97
E99
F01
F02
F03
F04
F06
F07
F08
F09
F12
F14
F15
F16
F19
F21

(page)

F23
F25
F26
F27
F28
F30
F31
F32
F33
F35
F36
F38
F39
F41
F43
F44
F45
F47
F48
F53
F54
F55
F56
F58
F60
F61
F63
F64
F66
F67
F68
F70
F71
F72
F73
F74
F75
F76
F78
F79
F80
F81
F82
F85
F86
F87
F90

(page)

F91
F93
F94
F95
F96
F98
F99
G97
H01
H03
H04
H05
H06
H08
H10
H11
H12
H14
H15
H16
H17
H18
H19
H28
H30
H32
H38
H39
H40
H41
H42
H43
H44
H45
H48
H49
H50
H51
H52
H53
H54
H55
H56
H57
H58
H59
H60

(page)

H61
H62
H63
H65
H66
H68
H69
H70
H73
H74
H76
H77
H81
H82
H85
H86
H87
H91
H92
H93
H94
H95
H96
H97
H98
H99
J01
J02
J03
J04
J05
J06
J07
J08
J09
J10
J11
J12
J13
J14
J15
J16
J17
J18
J19
J20
J21

(page)

J22
J23
J24
J25
J26
J27
J28
J29
J30
J31
J32
J34
J36
J37
J38
J40
J43
J45
J47
J48
J49
J54
J55
J56
J57
J58
L04
L07
L12
L22
L23
L29
L62
L63
L66
L73
L79
L84
L87
L89
L90
L92
L96
L97
L98
L99
M26

(page)

M38
M39
M42
M57
M62
M85
M92
M96
N13
N14
N16
N17
N24
N25
N26
N27
N30
N31
N32
N33
N34
N35
N36
N37
N38
N40
N42
N43
N45
N47
N48
N49
N83
N86
N90
R10
R60
R64
R78
R80
R82
R84
R87
R92
U61
U62
U79

(page)

U90
V81
V82



(page)


SCHEDULE B

MATERIAL INSTANCES OF NONCOMPLIANCE

No material instances of noncompliance: Newport Management Corporation has complied, in all material respects, with the aforementioned applicable servicing criterion as of and for the year ended December 31, 2008.